EXHIBIT 10.10
                                                                   -------------


                           PURCHASE AND SALE AGREEMENT
                          (SACRAMENTO COUNTY PROPERTY)


DATED:    August 7, 2003

BETWEEN:  SCHNITZER INVESTMENT CORP.,
          an Oregon corporation                                       ("Seller")

AND:      SCHNITZER STEEL INDUSTRIES, INC.,
          an Oregon corporation                                        ("Buyer")


Recitals:
---------

     A. Seller owns the real property legally described on the attached Exhibit A and improvements thereon located on Folsom Boulevard in Sacramento County, California (the "Property"). Seller leases the Property to Buyer pursuant to a Lease Agreement between Seller and Buyer dated September 1, 1988, as amended by an Amendment to Lease dated February 8, 1995 (together, the "Lease"). The term of the Lease expires on August 31, 2003.

     B. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller prior to the expiration date of the term of the Lease, on the terms and subject to the conditions set forth in the Purchase and Sale Agreement (the "Agreement").

Agreements:
-----------

          In consideration of the promises of the parties set forth in this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. PURCHASE AND SALE. Seller agrees to sell and Buyer agrees to purchase the Property (together with all Seller's rights, privileges, and easements appurtenant to the Property, including, without limitation all of Seller's right, title, and interest in and to all minerals, oil, gas, and other hydrocarbon substances on and under the Property, all development rights, air rights, water, water rights, riparian rights, and water stock relating to the Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Property, and all of Seller's right, title, and interest in and to all roads and alleys adjoining or servicing the Property, all of Seller's interest in assignable continuing business licenses, utility contracts, warranties, governmental approvals, building permits, and all other intangible personal property relating to the Property, and Seller's right, title, and interest in and to the Checo bridge crane located on the Property) in accordance with the terms, and subject to the conditions, set forth in this Agreement.

     2. PURCHASE PRICE. The purchase price of the Property is One Million Sixty Four Thousand Nine Hundred Sixteen and no/100 Dollars ($1,064,916.00) (the "Purchase Price").

The Purchase Price was determined by (a) multiplying $4.00 by the number of square feet of land area of the Property, and (b) subtracting from such product $150,000.00 due to the lack of potable water at the Property. The Purchase Price shall be paid all in cash at closing, as described in Section 6 of this Agreement (the "Closing").

     3. TITLE. Seller has ordered and Buyer has received and approved of a preliminary title report dated as of May 9, 2003, issued under order no. NCS-28991-SC (the "Title Report") from First American Title Insurance Company at 1737 North First Street, San Jose, California 95112 (the "Title Company"). All exceptions in the Title Report, the Prior Agreements, as defined in the Lease; all liens, encumbrances, and other exceptions to title created or suffered by Buyer; interests of tenants or other parties in possession; liens for real estate taxes and assessments; the preprinted exceptions and exclusions set forth in the Title Policy; and any other exceptions to title disclosed by the public records which would be disclosed by an inspection and/or survey of the Property (collectively, the "Conditions to Title") are approved by Buyer.

     4. REPRESENTATIONS AND WARRANTIES.

          4.1 BY SELLER. Seller represents and warrants the following to Buyer:

               4.1.1 Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.

               4.1.2 This Agreement (i) has been duly authorized, executed and delivered by Seller, and (ii) does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.

               4.1.3 Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder.

               4.1.4 Seller is duly formed, validly existing, and in good standing under the laws of the State of Oregon.

Seller makes no, and hereby expressly disclaims, any representations and warranties with respect to the Property, including with respect to the matters (the "Disclosure Items") set forth in Schedule 1 attached hereto and made a part hereof. Notwithstanding anything to the contrary contained in this Agreement or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items.

          4.2 BY BUYER. Buyer represents and warrants the following to Seller:

               4.2.1 This Agreement (i) has been duly authorized, executed and delivered by Buyer, and (ii) does not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer or the Property is subject.

               4.2.2 Buyer has the power and authority to enter into this Agreement and to perform its obligations hereunder.

               4.2.3 Buyer is duly formed, validly existing, and in good standing under the laws of the State of Oregon.

               4.2.4 Buyer has had no contact with any broker or finder with respect to the Property and Buyer has taken no action that may cause any broker or finder to make any claim for a commission or other compensation related to this transaction.

          4.3  BUYER'S INDEPENDENT INVESTIGATION.

               4.3.1 Buyer acknowledges that Buyer has been in possession of most of the Property since 1973 and most of the remainder of the Property since 1994. Buyer agrees that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

                    (a) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                    (b) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements of the Property, the structure, seismic aspects of the Property, the paving, the utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property includes an examination for the presence or absence of Hazardous Materials, as defined below. For purposes of this Agreement, "Hazardous Materials" shall mean inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead, lead-based paint, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the and Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code
Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.) and any other applicable federal, state or local laws (collectively, "Laws").

                    (c) Any easements and/or access rights affecting the Property.

                    (d) All other matters of material significance affecting the Property.

                    (e) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS

OR IMPLIED, FROM SELLER, ITS AGENTS, OR REPRESENTATIVES AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, or the square footage of the land or the improvements of the Property, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity,
(vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) any agreements affecting the Property and (xi) the economics of the operation of the Property.

          4.4  RELEASE.

               4.4.1 Without limiting the above, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, the partners, trustees, beneficiaries, shareholders, members, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and Hazardous Materials on, under or about the Property, or (ii) any Law applicable to the Property. Notwithstanding the foregoing, Buyer does not release Seller or any of the Seller Related Parties from any fraud or intentional misrepresentation.

               4.4.2 Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          4.5 SURVIVAL. The provisions of this Section 4 shall survive the Closing. The covenants of the Lease, including, without limitation, the indemnification obligations set forth in Section 18.1 of the Lease, shall survive the termination of the Lease and shall be fully enforceable thereafter.

     5. RISK OF LOSS. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that all insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation shall be paid to Buyer at Closing. However, if the proceeds or awards have not been collected as of the Closing, then all such proceeds or awards shall be assigned to Buyer.

     6. CLOSING.

          6.1 ESCROW INSTRUCTIONS. Upon execution of this Agreement, Seller and Buyer shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale of the Property in accordance with this Agreement. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control. Seller and Purchaser hereby designate Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code (the "Code") and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

          6.2 CLOSING. The Closing (which shall occur when the deed conveying the Property to Buyer is recorded and the Purchase Price is disbursed to Seller) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on a date mutually acceptable to Seller and Buyer, but no later than August 15, 2003 (the "Closing Date"). Such date and time may not be extended without the prior written approval of both Seller and Buyer. In addition to the other conditions set forth in this Agreement, Buyer's obligation to purchase the Property is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

               6.2.1 At Closing, the Title Company shall have committed to issue to Buyer the title insurance policy described in Section 6.4.2 of this Agreement; and

               6.2.2 Seller having complied with, fulfilled, and performed in all material respects, each covenant, term, and condition to be complied with, fulfilled, or performed by Seller under this Agreement.

         6.3 DEPOSIT OF DOCUMENTS.

               6.3.1 At or before the Closing, Seller shall deposit into escrow the following items:

                    (a) a duly executed and acknowledged deed (the "Deed") in the form attached as Exhibit B conveying the Real Property to Buyer subject to the Conditions of Title;

                    (b) an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

                    (c) a Form 593-W from Seller certifying the information required by ss.ss. 18662 of the California Revenue and Taxation Code and the regulations issued thereunder to establish that the transaction contemplated by this Agreement is exempt from the tax withholding requirements of such provisions (the "California Certificate"); and

                    (d) an assignment to Buyer of any claims and causes of action against any third parties, if any, arising out of or relating to defective design, defective construction, or other physical defects (including, without limitation, environmental contamination) relating to the Property (the "Claims"); provided, however, notwithstanding anything to the contrary in this Agreement, Seller reserves and retains all of its rights, title, and interest in and to any Claims applicable to or covering any part of the Property relating to any matter for which Seller may have liability; and provided, further, said rights, title, and interest reserved and retained by Seller shall exist jointly with Buyer's rights, title, and interest in and to the Claims to be assigned to Buyer, and such rights, title, and interest in and to the Claims may be enforceable by each of Seller and Buyer to the extent of their respective liability or damages for any matters relating thereto.

               6.3.2 At or before Closing, Buyer shall deposit into escrow the funds necessary to close this transaction.

          6.4 PRORATIONS AND TITLE INSURANCE.

               6.4.1 Rents paid by Buyer pursuant to the Lease for the month in which Closing occurs shall be prorated as of the date the Deed is recorded, on the basis of the number of calendar days in the month in question. No other amounts shall be prorated because Buyer is obligated to pay all expenses pertaining to the Property under the Lease. If Closing occurs on or before the expiration date of the term of the Lease, the term of the Lease shall expire as of the actual Closing Date.

               6.4.2 Seller shall pay the cost of furnishing to Buyer a standard owner's policy of title insurance (an Owner's CLTA 1990 form), issued by the Title Company, insuring fee simple title to the Property held by Buyer in the amount of the Purchase Price, subject only to the Conditions to Title and the usual preprinted exceptions. Buyer shall pay the costs of obtaining extended title insurance coverage; the cost of any endorsements; any transaction fees and excise taxes applicable to the sale; and one-half the escrow fee. Seller shall pay one-half the escrow fee. Recording charges, transfer and documentary taxes, and any other expenses of the escrow for the sale shall be paid by Buyer and Seller in accordance with customary practice in the city, county and state in which the Property is located, as determined by the Title Company. If Buyer elects to obtain an extended coverage title policy, Seller shall execute and deliver to the Title Company at Closing a certificate and indemnity in a form approved by Seller and reasonably required by the Title Company, but only containing information with respect to which Seller has actual knowledge.

     7. SELLER DELIVERIES. At or prior to Closing, Seller shall deliver to Buyer, to the extent not previously provided to Buyer and only to the extent in Seller's possession (a) copies of all architectural drawings, construction plans and specifications, "as-built" records of the improvements, environmental studies, inspection reports, and all topographical surveys and soil tests for or relating to the Property in Seller's possession, (b) all other documents relating to the condition of title to or use of the Property that are in Seller's possession.

     8. MISCELLANEOUS PROVISIONS.

          8.1 NOTICES. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, or (c) by facsimile with confirmation of receipt, and such notices shall be addressed as follows:

          To Buyer:            Schnitzer Steel Industries, Inc.
                               3200 NW Yeon Avenue
                               Portland, OR  97210
                               Attention: Mr. Kelly Lang
                               Fax No.:  (503) 321-2648

          With a copy to:      Miller Nash LLP
                               3400 U.S. Bancorp Tower
                               111 SW Fifth Avenue
                               Portland, OR  97204
                               Attention:  James F. Dulcich
                               Fax No.: (503) 224-0155

          To Seller:           Schnitzer Investment Corp.
                               3200 NW Yeon Avenue
                               Portland, OR  97210
                               Attention: Susan J. Davidson
                               Fax No.:  (503) 323-2804

          And with a copy to:  Ball Janik LLP
                               101 SW Main Street, Suite 1100
                               Portland, OR  97204
                               Attention: Barbara W. Radler
                               Fax No.:  (503) 295-1058

or to such other address as either party may from time to time specify in writing to the other party.

          8.2 ENTIRE AGREEMENT. The Lease and this Agreement contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof of this Agreement.

          8.3 TIME. Time is of the essence in the performance of each of the parties' respective obligations contained in this Agreement.

          8.4 ATTORNEYS' FEES. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties to this Agreement concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements.

          8.5 ASSIGNMENT. Buyer's rights and obligations under this Agreement shall not be assignable without the prior written consent of Seller which consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall in no event be released from any of its obligations or liabilities under this Agreement in connection with any assignment. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and assigns.

          8.6 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

          8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          8.8 INTERPRETATION OF AGREEMENT. The section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained in this Agreement. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, limited liability company, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

          8.9 AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

          8.10 NO RECORDING. This Agreement shall not be recorded. At Buyer's request, a memorandum or short form of this Agreement will be acknowledged by Buyer and Seller and recorded by Buyer.

          8.11 SURVIVAL. All representations, warranties, covenants and agreements of Seller and Buyer contained in this Agreement and in the Lease shall survive the Closing.

          The parties to this Agreement have executed this Agreement as of the date first written above.

          Seller:                     SCHNITZER INVESTMENT CORP.,
                                      an Oregon corporation


                                      By:     /s/ K. Novack
                                           -------------------------------------
                                      Its:      CEO
                                           -------------------------------------


          Buyer:                      SCHNITZER STEEL INDUSTRIES, INC.,
                                      an Oregon corporation


                                      By:    /s/  R. Philip
                                           -------------------------------------
                                      Its:      CEO

                                           -------------------------------------

                                LIST OF EXHIBITS


Exhibit A      Real Property Description
Exhibit B      Grant Deed

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION



                                                      ORDER NUMBER: NCS-25991-SC
                                                      PAGE NUMBER: 5


                                LEGAL DESCRIPTION


REAL PROPERTY in the unincorporated area of the County of Sacramento, State of California, described as follows:

ALL THAT CERTAIN RECORD OF SURVEY FILED IN BOOK 12 OF SURVEYS, PAGE 29, TOGETHER WITH ALL THAT PORTION OF THAT CERTAIN RECORD OF SURVEY FILED IN BOOK 52 OF SURVEYS, PAGE 16, OFFICIAL RECORDS OF SACRAMENTO, COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF THE AFOREMENTIONED RECORD OF SURVEY FILED IN BOOK 12 OF SURVEYS, PAGE 29; THENCE, FROM SAID POINT OF BEGINNING ALONG THE NORTHERLY AND EASTERLY LINES OF SAID RECORD OF SURVEY AND ALONG THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF SAID RECORD OF SURVEY THE FOLLOWING TWO (2)
COURSES: (1) NORTH 63(degree)52'45" EAST 440.83 FEET TO THE NORTHEAST CORNER OF SAID RECORD OF SURVEY; AND (2) SOUTH 01(degree)15'55" EAST 759.33 FEET; THENCE SOUTH 63(degree)52'45" WEST 440.83 FEET; THENCE ALONG THE WESTERLY LINE OF SAID RECORD OF SURVEY AND THE SOUTHERLY PROLONGATION OF SAID WESTERLY LINE, NORTH 01(degree)15'55" WEST 759.33 FEET TO THE POINT OF BEGINNING.


APN: 069-0040-080-000

                                    EXHIBIT B



RECORDING REQUESTED BY
FIRST AMERICAN TITLE INSURANCE COMPANY
NATIONAL COMMERCIAL SERVICES

AND WHEN RECORDED MAIL TO:
SCHNITZER STEEL INDUSTRIES, INC.
POST OFFICE BOX 10047
PORTLAND, OR 97296-0047
ATTENTION: KELLY E. LANG


--------------------------------------------------------------------------------
                                   SPACE ABOVE THIS LINE FOR RECORDER'S USE ONLY

A.P.N.: 069-0040-080-000                             FILE NO.: NCS-28991-SC (RS)

THE UNDERSIGNED GRANTOR(S) DECLARE(S): DOCUMENTARY TRANSFER TAX $;
CITY TRANSFER TAX $;
SURVEY MONUMENT FEE $
[        ] COMPUTED ON THE CONSIDERATION OR FULL VALUE OF PROPERTY CONVEYED, OR
[        ] COMPUTED AO THE CONSIDERATION OR FULL VALUE LESS VALUE OF LIENS
           AND/OR ENCUMBRANCES REMAINING AT TIME OF SALE.
[        ] UNINCORPORATED AREA;[  ] CITY OF, AND


                             CORPORATION GRANT DEED


FOR A VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, SCHNITZER INVESTMENT CORPORATION, AN OREGON CORPORATION


HEREBY GRANTS TO SCHNITZER STEEL INDUSTRIES, INC., AN OREGON CORPORATION


THE FOLLOWING DESCRIBED PROPERTY IN THE UNINCORPORATED AREA OF, COUNTY OF SACRAMENTO, STATE OF CALIFORNIA;


ALL THAT CERTAIN RECORD OF SURVEY FILED IN BOOK 12 OF SURVEYS, PAGE 29, TOGETHER WITH ALL THAT PORTION OF THAT CERTAIN RECORD OF SURVEY FILED IN BOOK 52 OF SURVEYS, PAGE 16, OFFICIAL RECORDS OF SACRAMENTO, COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF THE AFOREMENTIONED RECORD OF SURVEY FILED IN BOOK 12 OF SURVEYS, PAGE 29; THENCE, FROM SAID POINT OF BEGINNING ALONG THE NORTHERLY AND EASTERLY LINES OF SAID RECORD OF SURVEY AND ALONG THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF SAID RECORD OF SURVEY THE FOLLOWING TWO (2)
COURSES: (1) NORTH 63(DEGREE)52'45" EAST 440.83 FEET TO THE NORTHEAST CORNER OF SAID RECORD OF SURVEY; AND (2) SOUTH 01(DEGREE)15'55" EAST 759.33 FEET; THENCE SOUTH 63(DEGREE)5245" WEST 440.83 FEET; THENCE ALONG THE WESTERLY LINE OF SAID RECORD OF SURVEY AND THE SOUTHERLY PROLONGATION OF SAID WESTERLY LINE, NORTH 01(DEGREE)15'55" WEST 759.33 FEET TO THE POINT OF BEGINNING.


DATED: __________________











                      MALL TAX STATEMENTS TO: SAME AS ABOVE

--------------------------------------------------------------------------------

A.P.N.: 069-0040-080-000      GRANT DEED - CONTINUED       FILE NO.:NCS-28991-SC
                                                                            (RS)
                                                                DATE: 07/21/2003



SCHNITZER INVESTMENT CORP., AN OREGON CORPORATION



______________________________
BY:___________________________
   ___________________________



STATE OF_______________________________)SS
COUNTY  _______________________________)
OF
ON__________________________________________________, BEFORE
ME,__________________________________________________________PERSONALLY APPEARED
___________________________________________________________, PERSONALLY KNOWN TO
ME (OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE) TO BE THE PERSON(S) WHOSE NAME(S) IS/ARE SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR AUTHORIZED CAPADTY(IES), AND THAT BY HIS/HER/THEIR SIGNATURES) ON THE INSTRUMENT THE PERSON(S), OR THE ENTITY UPON BEHALF OF WHICH THE PERSON(S) ACTED, EXECUTED THE INSTRUMENT.

WITNESS MY HAND AND OFFICIAL SEAL.                        THIS AREA FOR OFFICIAL
                                                                   NOTARIAL SEAL

SIGNATURE
________________________________________


MY COMMISSION
EXPIRES:________________________________

                                   SCHEDULE 1
                                   ----------

                                DISCLOSURE ITEMS


     Natural hazards described in the following California code sections (the "Natural Hazard Laws") may affect the Property: (A) Govt. Code Section 8589.3 (Special Flood Hazard Area); (B) Govt. Code Section 8589.4 (Inundation Area);
(C) Govt. Code Section 51183.5 (Fire Hazard Severity Zone); (D) Public Resource Code Section 2621.9 (Earthquake Fault Zone); (E) Public Resource Code Section 2694 (Seismic Hazard Zone); and (F) Public Resource Code Section 4136 (Wildland
Area). Seller shall execute and deliver to Buyer a Natural Hazards Disclosure Statement with respect to the foregoing matters (the "Natural Hazards Disclosure Statement"). Buyer acknowledges and agrees that Buyer will independently evaluate and investigate whether any or all of such Natural Hazards affect the Property, and Seller shall have no liabilities or obligations with respect thereto. Buyer shall execute and deliver to Seller the Natural Hazards Disclosure Statement. BUYER ACKNOWLEDGES AND REPRESENTS THAT BUYER HAS EXTENSIVE EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE REGARDING COMMERCIAL PROPERTIES. THIS PROVISION IS AN ESSENTIAL ASPECT OF THE BARGAIN BETWEEN THE PARTIES.